

2016

3rd Quarter Report

FIRST GUARANTY BANCSHARES, INC.

www.fgb.net

A Message to Our Shareholders

Dear Shareholders,

Just as the strength and diversity, both geographically and by industry, of the assets of First Guaranty Bancshares, Inc., gave First Guaranty the ability to continue to progress steadily through the turmoil of the oil price crash, the same factors have given First Guaranty the ability to continue through the great flood of August 2016 toward the goal of a fortress balance sheet. As of September 30, 2016, loans totaled $911 million, compared to $857 million as of September 30, 2015. The loan portfolio actually peaked at a total of $920 million in September prior to pay downs in our syndicated loan portfolio. By the same token, our securities portfolio decreased to $475 million as we successfully continue our strategy of moving assets from lower yielding securities to higher yielding loans. This strategy translated to income as the total interest income for the third quarter of 2016 was $14,651,000, an approximately $800,000 increase over the third quarter of 2015.

For the year to date through September 30, 2016 total interest income was $43.8 million compared to $42.0 million as of September 30, 2015. Due to the redemption of the SBLF Preferred Stock through the use of senior debt and subordinated debt, total interest expense for the year to date increased approximately $1.1 million over the same period of 2015. Non-interest expense increased by approximately $1.3 million year to date in part due to expenses related to the great flood and in part due to increased employee benefit expense.

Bottom line, after oil and high water, income available to common shareholders as of September 30, 2016 totaled $10,931,000, up approximately $100,000 from the nine months ending September 30, 2015.

Another positive indicator of increased earning capacity was the net interest margin for the quarter ended September 30, 2016 was 3.41% and for the nine months year to date 3.38% compared to 3.28% for the three months ended September 30, 2015 and 3.21% for the nine months ended September 30, 2015.

Total Shareholders' equity was $129,147,000 as of September 30, 2016 up from $118,224,000 as of December 31, 2015. For the 93rd consecutive quarter First Guaranty paid a quarterly dividend. The dividend for the third quarter of 2016 was $0.16 per share. Since 1993, First Guaranty has paid a total of $60.5 million in common dividends to shareholders.

The progress continues. The progress continues in the face of adverse conditions due to everyone in the organization working together toward our common goals and to maximize shareholder value. These efforts benefit our shareholders, our employees, our customers, and our communities.

Thank you for your continued support.

Sincerely,

Alton B. Lewis

NASDAQ Symbol: FGBI

We're Social

Consolidated Statements of Condition

(in thousands, except share data)

	September 30, 2016 (unaudited)	September 30, 2015
Assets		
Cash and cash equivalents:		
Cash and due from banks	$23,528	$17,367
Federal funds sold	285	282
Cash and cash equivalents	23,813	17,649
Interest-earning time deposits with banks	-	1,747
Investment securities:		
Available for sale, at fair value	382,711	301,330
Held to maturity, at cost (estimated fair value of $93,858 and $216,586, respectively)	92,396	216,424
Investment securities	475,107	517,754
Federal Home Loan Bank stock, at cost	1,609	915
Loans, net of unearned income	910,745	856,734
Less: allowance for loan losses	10,251	9,813
Net loans	900,494	846,921
Premises and equipment, net	22,572	20,741
Goodwill	1,999	1,999
Intangible assets, net	1,139	1,478
Other real estate, net	781	2,338
Accrued interest receivable	6,388	6,477
Other assets	6,598	10,741
Total Assets	$1,440,500	$1,428,760
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	$231,210	$208,505
Interest-bearing demand	398,296	362,875
Savings	93,749	80,542
Time	533,716	620,217
Total deposits	1,256,971	1,272,139
Short-term borrowings	9,500	1,800
Accrued interest payable	2,103	1,951
Senior long-term debt	23,504	1,006
Junior subordinated debentures	14,622	-
Other liabilities	4,653	3,539
Total Liabilities	1,311,353	1,280,435
Shareholders' Equity		
Preferred stock:		
Series C - $1,000 par value - authorized 39,435 shares; issued and outstanding 0 and 39,435 shares	-	39,435
Common stock:[1]		
$1 par value - authorized 100,600,000 shares; issued 7,609,194 and 6,920,022 shares	7,609	6,920
Surplus	61,584	51,646
Retained earnings	57,210	49,162
Accumulated other comprehensive income	2,744	1,162
Total Shareholders' Equity	129,147	148,325
Total Liabilities and Shareholders' Equity	$1,440,500	$1,428,760

[1] *2015 share amounts reflect the ten percent stock dividend paid December 17, 2015 to shareholders of record as of December 10, 2015*

Consolidated Statements of Income

(in thousands, except share, per share data and percentages)

	For the Three-Month Periods Ended September 30, 2016	2015
	(unaudited)	
Interest Income:		
Loans (including fees)	**$11,642**	$10,551
Deposits with other banks	**11**	14
Securities (including FHLB stock)	**2,998**	3,312
Total Interest Income	**14,651**	13,877
Interest Expense:		
Demand deposits	**662**	348
Savings deposits	**19**	9
Time deposits	**1,470**	1,727
Borrowings	**369**	35
Total Interest Expense	**2,520**	2,119
Net Interest Income	**12,131**	11,758
Less: Provision for loan losses	**1,242**	1,868
Net Interest Income after Provision for Loan Losses	**10,889**	9,890
Noninterest Income:		
Service charges, commissions and fees	**573**	717
ATM and debit card fees	**451**	441
Net gains on securities	**1,171**	2,233
Net gains on sale of loans	**6**	-
Other	**350**	320
Total Noninterest Income	**2,551**	3,711
Noninterest Expense:		
Salaries and employee benefits	**4,170**	3,841
Occupancy and equipment expense	**1,125**	951
Other	**3,003**	2,976
Total Noninterest Expense	**8,298**	7,768
Income Before Income Taxes	**5,142**	5,833
Less: Provision for income taxes	**1,763**	1,951
Net Income	**3,379**	3,882
Preferred stock dividends	**-**	(99)
Income Available to Common Shareholders	**$3,379**	$3,783
Per Common Share:[1]		
Earnings	**$0.44**	$0.55
Cash dividends paid	**$0.16**	$0.15
Weighted Average Common Shares Outstanding	**7,609,194**	6,920,022
Return on Average Assets	**0.93%**	1.06%
Return on Average Common Equity	**10.39%**	13.86%

[1] *2015 share amounts reflect the ten percent stock dividend paid December 17, 2015 to shareholders of record as of December 10, 2015*

Consolidated Statements of Income

(in thousands, except share, per share data and percentages)

	For the Nine-Month Periods Ended September 30, 2016	2015
	(unaudited)	
Interest Income:		
Loans (including fees)	$33,749	$31,680
Deposits with other banks	55	56
Securities (including FHLB stock)	10,013	10,256
Total Interest Income	43,817	41,992
Interest Expense:		
Demand deposits	1,902	1,052
Savings deposits	54	26
Time deposits	4,541	5,369
Borrowings	1,126	104
Total Interest Expense	7,623	6,551
Net Interest Income	36,194	35,441
Provision for loan losses	2,978	2,878
Net Interest Income after Provision for Loan Losses	33,216	32,563
Noninterest Income:		
Service charges, commissions and fees	1,839	2,045
ATM and debit card fees	1,366	1,328
Net gains on securities	3,756	3,172
Net gains on sale of loans	9	4
Other	1,056	1,022
Total Noninterest Income	8,026	7,571
Noninterest Expense:		
Salaries and employee benefits	12,411	11,747
Occupancy and equipment expense	3,096	2,920
Other	9,207	8,716
Total Noninterest Expense	24,714	23,383
Income Before Income Taxes	16,528	16,751
Less: Provision for income taxes	5,597	5,614
Net Income	10,931	11,137
Preferred stock dividends	-	(296)
Income Available to Common Shareholders	$10,931	$10,841
Per Common Share: [1]		
Earnings	$1.44	$1.57
Cash dividends paid	$0.48	$0.45
Book Value Per Common Share	$16.97	$15.74
Weighted Average Common Shares Outstanding	7,609,194	6,920,022
Return on Average Assets	1.00%	0.99%
Return on Average Common Equity	11.66%	13.58%

[1] 2015 share amounts reflect the ten percent stock dividend paid December 17, 2015 to shareholders of record as of December 10, 2015

Bank Officers

Executive Officers

Alton B. Lewis, Jr.*
President and CEO
Guaranty Square

Eric J. Dosch*
Chief Financial Officer
Guaranty Square

Senior Vice Presidents

Glenn A. Duhon, Sr.
Regional Manager
Abbeville

Michael F. Lofaso
Regional Manager
Ponchatoula

J. Richard Stark
Operations

Christy L. Wells
Regional Manager
Hammond

Vice Presidents

Thomas F. Brothers
Cheryl Q. Brumfield
Kimberly D. Camaille
Robert E. Doucette, CIO
Colleen B. Ebarb
Ronald W. Edmonds
Denise D. Fletcher
Ronald R. Foshee
Adam J. Johnston
Mikki M. Kelley
Bernadette Z. Kemp
Michael A. Mosbey
Ronald C. Pittman
Scott B. Schilling
Desiree B. Simmons
Evan M. Singer, BSA Officer
Randy S. Vicknair, Chief Credit Officer

Controller

Eric M. Fuller

Assistant Vice Presidents

James M. Baxter

Lance S. Davis

Teri L. Duncan

Harrison P. Gill

Ludrick P. Hidalgo

Shirley P. Jones

Michael D. Knighten

Jennifer J. Lapeyrouse

D. Lynn Talley

Kristina E. Terry

Officers

Rebecca G. Brown

Lauryn H. Coburn

Vanessa R. Drew

Jeannette N. Ernst

Diane Patterson

Craig E. Scelfo

Kristin M. Williams

*Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank.

Banking Center Locations

Full-Service Banking Centers

South Louisiana

Abbeville Banking Center
Amite Banking Center
Denham Springs Banking Center
Greensburg Banking Center
Hammond Banking Centers:
- First Guaranty Square
- Guaranty West

Independence Banking Center
Jennings Banking Center
Kentwood Banking Center:
- Kentwood
- Kentwood West

Montpelier Banking Center
Ponchatoula Banking Centers:
- Ponchatoula
- Berryland

Walker Banking Center
Watson Banking Center

North Louisiana

Benton Banking Center
Dubach Banking Center
Haynesville Banking Center
Homer Banking Center
Oil City Banking Center
Vivian Banking Center

Service24 ATM Locations

North Louisiana

Benton
189 Burt Boulevard

Dubach
117 East Hico Street

Haynesville
10065 Highway 79

Homer
401 North 2nd Street
(Homer Memorial Hospital)

Oil City
126 South Highway 1

Vivian
102 East Louisiana Ave.

Service24 ATM Locations

South Louisiana

Abbeville
799 West Summers Drive

Amite
100 East Oak Street
1014 West Oak Street

Bossier City (Coming Soon)
4221 Airline Drive

Denham Springs
2231 South Range Avenue

Greensburg
6151 Highway 10

Hammond
1201 West University Avenue
2111 West Thomas Street
400 East Thomas Street
4 Medical Center Drive
(North Oaks Medical Center)
1900 S. Morrison Boulevard
(North Oaks Rehabilitation Center)

Independence
455 West Railroad Ave.

Jennings
500 North Cary

Kentwood
723 Avenue G

Livingston
17199 Spring Ranch Road
(Livingston Parish Medical Ctr.)

Loranger
19518 Hwy 40

Montpelier
35651 Highway 16

Ponchatoula
105 Berryland
500 West Pine Street

Robert
22628 Highway 190

Walker
29815 Walker Rd. S

Watson
33818 Highway 16

FIRST GUARANTY BANCSHARES, INC.
Committed To Customer Satisfaction

Member FDIC

FIRST GUARANTY BANCSHARES, INC.

Post Office Box 2009
Hammond, Louisiana 70404-2009

PRESORTED
FIRST-CLASS MAIL
U.S. POSTAGE PAID
BATON ROUGE, LA
PERMIT NO. 984